UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2023

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Offering

On December 4, 2023, Kinetik Holdings Inc. (the “Company”) and a subsidiary of the Company, Kinetik Holdings LP (“Kinetik LP”), entered into a purchase agreement (the “Purchase Agreement”) by and among Kinetik LP, the Company as parent guarantor, and Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the issuance and sale (the “Notes Offering”) of $500 million aggregate principal amount of 6.625% Sustainability-Linked Senior Notes due 2028 (the “Notes”).

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and Kinetik LP, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

On December 6, 2023, Kinetik LP completed the previously announced offering of the Notes, which are fully and unconditionally guaranteed by the Company. The Notes were offered to the Initial Purchasers pursuant to Rule 144A and Regulation S of the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. Kinetik LP used the net proceeds from the Notes Offering, together with cash on hand and borrowings under the revolving credit facility, to repay a portion of the outstanding borrowings under its term loan credit facility.

Indenture

The terms of the Notes are governed by the Indenture, dated as of December 6, 2023 (the “Indenture”), by and among Kinetik LP as the issuer, the Company as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will mature on December 15, 2028. Interest will accrue from December 6, 2023 and will be payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2024.

The Notes are unsecured and will rank equally in right of payment with all existing and future unsubordinated indebtedness of Kinetik LP. The guarantee of the Notes by the Company will be unsecured and will rank equally with all other existing and future unsubordinated indebtedness of the Company. The Notes and the guarantee will effectively rank junior to any future secured indebtedness of Kinetik LP or the Company to the extent of the value of the assets securing such indebtedness. The Notes and the guarantee will be structurally subordinated to any indebtedness or other liabilities of Kinetik LP’s subsidiaries, which are not guarantors of the Notes.

On or after December 15, 2025, Kinetik LP may, at its option, redeem some or all of the Notes at the redemption prices specified in the Indenture. Prior to such time, Kinetik LP may, on any one or more occasions, at its option, redeem some or all of the Notes at a redemption price equal to the Make-Whole Redemption Price (as defined in the Indenture), plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after June 15, 2027, the interest rate accruing on the Notes will be increased by an additional 0.2500% per annum unless Kinetik LP satisfies the three Sustainability Performance Targets (as defined in the Indenture), and such satisfaction is confirmed by a qualified third-party auditor or independent public accountant appointed by Kinetik LP to review its performance in relation to the Sustainability Performance Targets (the “External Verifier”). If Kinetik LP satisfies, and the External Verifier confirms Kinetik LP’s satisfaction of, one or two of the three Sustainability Performance Targets, the interest rate accruing on the Notes will be increased by an additional 0.0833% per annum for each Sustainability Performance Target for which the conditions have not been satisfied.

Upon the occurrence of certain changes in control, Kinetik LP must offer to repurchase the Notes. The Indenture contains customary events of default (each an “Event of Default”). If an Event of Default occurs and is continuing, the Trustee or the holders of not less than 50% in aggregate principal amount of the outstanding Notes may declare the unpaid principal of and accrued but unpaid interest on, all the Notes then outstanding to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy or insolvency of Kinetik LP occurs, the principal of and accrued but unpaid interest on, all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The above description of the Indenture, the Notes and the guarantee is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

First Amendment to Term Loan Credit Agreement

On December 6, 2023, Kinetik LP, the Company, PNC Bank, National Association (“PNC Bank”), as administrative agent, and the lenders party thereto, entered into a First Amendment to Credit Agreement (the “First Amendment”) to Kinetik LP’s term loan credit agreement, dated as of June 8, 2022 (the “Term Loan Credit Agreement”), among Kinetik LP, as borrower, PNC Bank, as administrative agent, and the banks and other financial institutions party thereto. Pursuant to the terms of the First Amendment, the maturity date thereunder was extended from June 8, 2025 to June 8, 2026. In addition, the First Amendment provides that, at such time as no more than $1,000,000,000 aggregate principal amount of loan under the Term Loan Credit Agreement remain outstanding, the maturity date will be automatically further extended to December 8, 2026, subject to customary conditions.

The foregoing description of the First Amendment is not complete and is qualified by reference to the complete document. A copy of the First Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture and the related guarantee and the First Amendment is incorporated by reference into this Item 2.03. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full texts of the Indenture and First Amendment, each of which are filed as exhibits to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On December 4, 2023, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.1	Indenture, dated December 6, 2023, by and among Kinetik Holdings Inc., Kinetik Holdings LP and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.625% Sustainability-Linked Senior Notes (included in Exhibit 4.1).

10.1	Purchase Agreement, dated December 4, 2023, by and among Kinetik Holdings Inc., Kinetik Holdings LP and Wells Fargo Securities, LLC and BofA Securities, Inc., as representatives of the Initial Purchasers named therein.

10.2	First Amendment, dated December 6, 2023, by and among Kinetik Holdings LP, Kinetik Holdings Inc., PNC Bank, National Association, as administrative agent, and the banks and other financial institutions party thereto, as lenders.

99.1	Press Release, dated December 4, 2023.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023

KINETIK HOLDINGS INC.

By:	/s/ Todd Carpenter
Name:	Todd Carpenter
Title:	General Counsel, Assistant Secretary and Chief Compliance Officer

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